UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2020 (May 22, 2020)

LONGEVITY ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38637	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Yongda International Tower No. 2277
Longyang Road, Pudong District, Shanghai
People’s Republic of China	201204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 21-60832028

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, no par value	LOAC	The NASDAQ Stock Market LLC
Warrants to purchase one-half of one ordinary share	LOACW	The NASDAQ Stock Market LLC
Rights to receive one-tenth (1/10) of one ordinary share	LOACR	The NASDAQ Stock Market LLC
Units, each consisting of one ordinary share, one right and one warrant	LOACU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On May 27, 2020, in connection with the Special Meeting (as defined below), Longevity Acquisition Corporation (the “Company”) filed with the Register of Corporate Affairs in the British Virgin Islands the Company’s Amended and Restated Memorandum and Articles of Association (the “Amended and Restated Memorandum and Articles of Association”) to extend the date by which the Company must consummate a business combination from May 29, 2020 to November 30, 2020, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 22, 2020, the Company held a special meeting (the “Special Meeting”) of shareholders in lieu of the 2020 annual general meeting of shareholders virtually via live webcast. At the Special Meeting, the Company’s shareholders approved the following items: (i) an amendment to the Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must consummate a business combination (the “Extension”) from May 29, 2020 to November 30, 2020 (such date or later date, as applicable, the “Extended Date”) (the “Extension Proposal”), and (ii) a proposal to elect each of Messrs. Jun Liu and Pai Liu as Class I directors of the Company with each such director to serve until the second annual general meeting of shareholders following the Special Meeting or until his or her successor is elected and qualified (the “Director Proposal”). The affirmative vote of at least 65% of the ordinary shares of the Company, no par value (the “Ordinary Shares”) entitled to vote which were present, in person or by proxy, at the Special Meeting and which voted on the Extension Proposal was required to approve the Extension Proposal. The affirmative vote of a majority of the Company’s ordinary shares entitled to vote which were present (in person or by proxy) at the Special Meeting and which vote on the Director Proposal is required to elect each of the two nominees pursuant to the Director Proposal.

Following redemptions of 2,643,178 of the Ordinary Shares in connection with the Extension, a total of approximately $14,401,874.06 million will remain in the Trust Account.

Set forth below are the final voting results for the Extension Proposal and the Director Proposal.

Extension Proposal

The Extension Proposal was approved extending the date by which the Company has to consummate a business combination to the Extended Date. The voting results of the Ordinary Shares of the Company were as follows:

For	Against	Abstentions	Broker Non-Votes
4,617,507	86,200	1,500	0

 Director Proposal

        The proposal to re-elect each of the two directors, Jun Liu and Pai Liu, to the Company’s board of directors was approved. The voting results of the Ordinary Shares of the Company were as follows:

Director	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Jun Liu	4,064,413	0	640,794	0
Pai Liu	4,668,707	0	36,500	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amendment to the Amended and Restated Memorandum and Articles of Association of Longevity Acquisition Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2020

LONGEVITY ACQUISITION CORPORATION

By:	/s/ Matthew Chen
Name: Matthew Chen Title: Chief Executive Officer and Chairman